SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement           [ ]   Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              TYSONS NATIONAL BANK
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                          TYSONS FINANCIAL CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, JUNE 11, 1997


         The Annual Meeting of Shareholders (the "Meeting") of Tysons Financial Corporation (the "Company") will be held at the Ritz Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102 (Phone number (703)506-4300) on the 11th of June 1997, at 4:30 p.m. (local time) for the following purposes:

                  1.       To elect three (3) members to the Board of Directors

                  2.       To  consider  the  ratification  and  approval of the
                           appointment of KMPG Peat Marwick LLP, as the Company's independent certified public accountants; and

                  3. To consider such other matters as properly may come before the Meeting or any adjournment of the Meeting.

         Only holders of record of the Company's Common Stock at the close of business on April 30, 1997, will be entitled to notice of and to vote at the Meeting. The stock transfer books will remain open.

         A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed. Please sign, date and return the Proxy promptly to the Company in the enclosed postage-paid reply envelope. This will not prevent you from voting in person, should you desire to do so, but will help to secure a quorum and will assist us in preparing for the Meeting.

         All shareholders are cordially invited to attend the Meeting.


                                      By Order of the Board of Directors


                                      /s/ Terrie G. Spiro
                                      _____________________________________
                                      Terrie G. Spiro
                                      President and Chief Executive Officer


May 2, 1997

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                          TYSONS FINANCIAL CORPORATION

                             8200 GREENSBORO DRIVE
                                   SUITE 100
                             McLEAN, VIRGINIA 22102

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held on Wednesday, June 11, 1997

         This Proxy Statement and accompanying proxy is furnished in connection with the solicitation of proxies by the Board of Directors of Tysons Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on June 11, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted FOR the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS", FOR the ratification and approval of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants and, at the proxy holder's discretion, on any other manner that may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A shareholder may elect to attend the Meeting and vote in person even if he or she has a proxy outstanding.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers and regular employees of the Company and Tysons National Bank (the "Bank") may solicit proxies personally and by telephone, telecopy, or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

         The Company has fixed April 30, 1997, as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 1,071,119 shares of common stock of the Company, par value $5.00 per share (the "Common Stock"), with each share being entitled to one vote. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

         This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about May 2, 1997.

         Any shareholder or shareholder's representative who, because of a disability, may need special assistance to allow him or her to participate in the annual meeting of shareholders may request reasonable assistance from the Company by contacting Tysons Financial Corporation, attention: Elissa A. Felix, 8200 Greensboro Drive, Suite 100,

McLean, Virginia 22102, telephone (703)556-0015, fax (703) 556-0023. To provide the Company sufficient time to arrange for reasonable assistance, please submit all requests by May 30, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following information sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 1997, by each of the Company's and the Bank's directors and nominees and by each person known by the Company to own beneficially more than 5% of the Company's voting securities and by the officers and directors of the Company as a group, including the number of shares beneficially owned by and percentage ownership of each such person as of such date.

                                          Number of                Percent of
 Name of Beneficial Owner             Shares Owned (1)              Class (2)
 ------------------------             ----------------              ---------
 Joel M. Birken                           13,550 (3)                   1.26%
 8133 Leesburg Pike
 Ninth Floor
 Vienna, VA 22182

 Michael Farnum                           30,931 (4)                   2.85%
 1138 Swinks Mill Road
 McLean, VA  22102

 Alben G. Goldstein, M.D.                 19,582 (5)                   1.81%
 6305 Castle Place
 Falls Church, VA 22044

 Zachary A. Kaye, M.D.                    10,036 (6)                   0.93%
 14904 Jefferson Davis Highway
 Woodbridge, VA 22191

 Beth W. Newburger                        14,504 (7)                   1.35%
 1401 North Oak Street
 Arlington, Virginia  22209

 J. Patrick Rowland                       75,290 (8)                   6.79%
 9435 Lakeside Drive
 Vienna, Virginia 22182

 Richard Schwartz                         46,517 (9)                   4.26%
 880 South Pickett Street
 Alexandria, VA  22304

 William C. Sellery, Jr.                  62,818 (10)                  5.70%
 1619 Montmorency Drive
 Vienna, Virginia 22182

                                          Number of                Percent of
 Name of Beneficial Owner             Shares Owned (1)              Class (2)
 ------------------------             ----------------              ---------
 Terrie G. Spiro                          41,828 (11)                  3.79%
 8200 Greensboro Drive, Suite 100
 McLean, VA  22102

 St. Clair J. Tweedie                     41,117 (12)                  3.77%
 2665 Marcey Road
 Arlington, VA  22207

 Tysons Financial ESOP Trust (13) 8200
 Greensboro Drive                         57,171                       5.34%
 McLean, VA  22102

 Stephen A. Wannall                       11,500 (14)                  1.07%
 3025 Hamaker Court, Ste. 401
 Fairfax, VA 22031

 Officers and directors as a group of 17 439,142 (15)                 34.98%

(1) Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities in which he has no beneficial interest. For instance, beneficial ownership may include spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal. Included in the amount of shares beneficially owned are shares issuable upon the exercise of stock purchase warrants that were issued to the organizers of the Bank and the Company. The stock purchase warrants entitle the holder of the warrants to purchase Common Stock at $10.00 per share at any time during the term of the warrant. The warrants became exercisable on January 2, 1992, and have a term of ten years from July 1, 1991, the date the Bank opened for business. In the event of a capital call upon the Bank, the Office of the Comptroller of the Currency will require the warrants to be exercised at a price no less than current book value or be forfeited.

(2) Percent is calculated by treating shares subject to options or warrants held by the named individual for whom the percentage is calculated which are exercisable within the next 60 days as if outstanding, but treating shares subject to warrants or options held by others as not outstanding.

(3)  Includes options to purchase 1,500 shares.

(4) Includes warrants to purchase 4,054 shares and options to purchase 9,500 shares.

(5) Includes warrants to purchase 5,160 shares and options to purchase 4,350 shares.

(6) Includes warrants to purchase 3,686 shares and options to purchase 1,350 shares.

(7) Includes warrants to purchase 4,054 shares and options to purchase 1,450 shares.

(8) Includes warrants to purchase 14,743 shares and options to purchase 22,350 shares.

(9) Includes warrants to purchase 10,688 shares and options to purchase 10,350 shares.

(10) Includes warrants to purchase 14,743 shares and options to purchase 15,300 shares.

(11) Includes warrants to purchase 7,371 shares and options to purchase 25,205 shares.

(12) Includes warrants to purchase 14,743 shares and options to purchase 5,300 shares.

(13) Pursuant to the documents governing the ESOP, each participant in the ESOP is entitled to direct the trustees as to the manner in which the Common Stock which is allocated to such participant is to be voted. In the absence of such instruction, the trustees shall vote all Company Stock held by it as part of the ESOP assets at such time and in such manner as the Executive Committee shall direct. Terrie G. Spiro, President and Principal Executive Officer and Director, and Janet A. Valentine, Principal Financial and Accounting Officer, function as co-trustees and the Executive Committee of the ESOP.

(14) Includes options to purchase 1,500 shares.

(15) Includes total warrants of 79,242 and stock options of 105,155 of which all are outstanding.

                               BOARD OF DIRECTORS

         The Company currently has 11 directors. The Company's articles of incorporation and bylaws provide for staggered terms for the Board of Directors. The Board of Directors has been divided into three classes so that, after their initial terms, approximately one-third of the directors are elected to a three-year term at each annual shareholders meeting. Members of the Company's only operating subsidiary, Tysons National Bank's (the "Bank") board of directors will serve one-year terms until the next annual meeting of the Bank's shareholder, and thereafter until their successors are elected and qualified.

         The Company's directors are elected on a staggered basis, as set forth above. The three (3) directors to be elected for the coming year are Class III directors. All nominees are presently serving as directors.

Compensation of Directors

         Directors of the Company receive no compensation for their services as directors. In 1996, Directors of the Bank received $150 for every board meeting attended, paid quarterly in arrears. In 1997, except as set forth below, each Bank Director, will receive $1,000 per quarter. Ms. Spiro, who is President and CEO of the Company and the Bank will receive $150 per board meeting attended and Ms. Newburger has not received and will receive no compensation as a Director, since April 15, 1996, when she assumed the position of Associate Administrator, General Services Administration. All Board fees are paid quarterly, in arrears.

           In 1996, a total of 97,430 options were awarded as follows to the listed directors and advisory board directors.

                                        Shares Underlying                                   Termination
Name                                     Options Granted                Exercise Price          Date
----                                    -----------------               --------------          ----
Michael Farnum                                 9,500                         $9.125           8/26/2006
Alben G. Goldstein, M.D.                       4,350                         $9.125           8/26/2006
George Hill*                                   9,500                         $9.125           8/26/2006
Zachary A. Kaye, M.D.                          1,350                         $9.125           8/26/2006
Letitia Marks*                                 5,230                         $9.125           8/26/2006
Beth W. Newburger                              1,450                         $9.125           8/26/2006
J. Patrick Rowland                            22,350                         $9.125           8/26/2006
Richard Schwartz                              10,350                         $9.125           8/26/2006
William C. Sellery, Jr.                       15,300                         $9.125           8/26/2006
Terrie G. Spiro                                2,650                         $9.125           8/26/2006
St. Clair J. Tweedie                           5,300                         $9.125           8/26/2006
Nicholas Van Nelson*                          10,100                         $9.125           8/26/2006

*Advisory board director

                             ELECTION OF DIRECTORS

         Article XI of the Company's Articles of Incorporation provides that the Board of Directors shall be divided into three classes with each class to be as nearly equal in number as possible. Article XI also provides that the three classes of directors are to have staggered terms, so that the terms of only approximately one-third of the Board will expire at each annual meeting of shareholders. Thirteen directors were initially elected to the Board. These directors were apportioned among each of Classes I, II, and III to serve initial terms of one, two, and three years, respectively. All terms after the initial term are three years.

         The current Class I directors are Joel M. Birken, Alben G. Goldstein, M.D., Zachary A. Kaye, M.D., and Stephen A. Wannall. The current Class II directors are Michael Farnum, Beth W. Newburger, William C. Sellery, Jr., and St. Clair J. Tweedie. The current Class III directors are J. Patrick Rowland, Richard Schwartz, and Terrie G. Spiro. The terms of the Class III directors expire this year and Mr. Rowland, Mr. Schwartz and Ms. Spiro have been nominated for re-election. The term of Class I Directors expire in 1998 and the terms of Class II Directors expire in 1999.

         The table below sets forth certain information about the nominees, including the class of directors for which the nominee is being nominated, the nominee's age, and the nominee's position with the Company and the Bank. All of the nominees are currently serving as directors of the Company. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below to serve until such time as is specified for the particular class for which they are being nominated and until their successors have been duly elected and have qualified or until their earlier termination in accordance with the Corporation's Bylaws or Articles of Incorporation. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election in his stead of such other person as management may recommend.

         Name               Age         Position with the Company        Position with the Bank
         ----               ---         -------------------------        ----------------------
J. Patrick Rowland          59          Director                         Director
Richard Schwartz            67          Director                         Director
Terrie G. Spiro             40          President, Principal Executive   President, Chief Executive
                                        Officer and Director             Officer, and Director

         J. Patrick Rowland has been a Class III director and Vice Chairman of the Board of Directors of the Company since 1989, and a director and Chairman of the Board of the Bank since 1991. Since January 1995, he has been a business consultant with offices in Washington, D.C. Prior to this, Mr. Rowland was director of government relations for the Borg-Warner Security Corporation from September of 1993 to December of 1994. For five years prior to that, he was the Chairman of Rowland & Sellery, a Washington, D.C., business consulting firm.

         Richard Schwartz has been a Class III director and Chairman of the Board of the Company, and director and Vice Chairman of the Bank, since 1991. He is the founder, and for more than thirty years, President of Boat Owners Association of The United States ("BOAT/U S."). He is also the Chairman of the Board and CEO, of Boat America Corporation, a service company. Mr. Schwartz is an attorney and is admitted to the New York, Florida, and District of Columbia Bars, and the Supreme Court of the United States.

         Terrie G. Spiro, who is the founding President, has been President/Chief Executive Officer and a Class III director of the Company since 1989, and President/CEO and director of the Bank since 1991. Ms. Spiro has over seventeen years of commercial banking experience.

The Board of Directors Recommends that You Vote FOR the Election of the Three Nominees Named Above.

Directors and Executive Officers of the Company and the Bank

         The following table sets forth certain information with respect to the directors and executive officers of the Company and the Bank. Executive officers of the Bank are elected by the Bank's Board of Directors for one-year terms and serve until their successors are elected and qualified. Except as otherwise indicated, each person has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years.

Name                          Age     Position Held and Principal Occupations
----                          ---     ---------------------------------------
N. George Assaf               35      Mr. Assaf joined the Bank in 1993 as a commercial lender
                                      and became the Chief Lending Officer in April, 1996. Prior to joining the Bank, he was with Barnett Bank from 1991 to
                                      1993.  Mr. Assaf has over ten years of banking experience
                                      in lending, credit analysis, branch operations, and
                                      management.

Joel M. Birken                49      Mr. Birken has been a Class I director of the Company and a director of the Bank since 1995.  He is a founding
                                      shareholder of the law firm of Rees, Broome & Diaz, P.C.,
                                      and has practiced law with that firm in Vienna, Virginia
                                      since 1974.  Rees, Broome & Diaz, P.C. serves as the
                                      Company's corporate counsel.

David M. Cordingley           50      Mr. Cordingley joined the Company in May 1996 as Vice
                                      President of Branch Administration.  He has over 20 years
                                      experience in banking including the founding of Bank 1st,
                                      N.A. in McLean, Virginia in 1987.  Additionally, Mr.
                                      Cordingley spent 15 years in various positions with First
                                      American Bank of Virginia.   Mr. Cordingley graduated from
                                      C.W. Post College in Greenvale, New York with a B.A. in
                                      economics.

Michael Farnum                51      Mr. Farnum has been a Class II director of the Company and a director of the Bank since 1991.  He has been, since
                                      1991, self-employed with the Farnum Company and
                                      concentrates on the sales and leasing of commercial and
                                      industrial real estate.  From 1973 to 1991, he was Vice
                                      President and sales manager of two regional real estate
                                      firms, including Weaver Bros., Inc.

Alben G. Goldstein, M.D.      51      Dr. Goldstein has been a Class I director of the Company
                                      since 1989 and was a director of the Bank from 1991 through
                                      January 15, 1997.  He has been an individual practitioner
                                      for more than the past fifteen years and has been the owner and senior physician of the Arthritis Associates of
                                      Northern Virginia, P.C. for more than the past five years.

Zachary A. Kaye, M.D.         49      Dr. Kaye has been a Class I director of the Company since
                                      1989 and a director of the Bank since 1991.  He is
                                      currently a physician in sole practice in Woodbridge,
                                      Virginia.  He has been an individual practitioner for more than the past fifteen years.

                                       7


Name                          Age     Position Held and Principal Occupations
----                          ---     ---------------------------------------
Beth W. Newburger(1)          59      Ms. Newburger has been a Class II director of the Company
                                      and a director of the Bank since 1991.  She was President
                                      of Corabi International Telemetrics, Inc., a biomedical
                                      instrumentation company from 1985 - 1995. She was appointed to the White House Office of Women's Initiatives and
                                      Outreach in October, 1995, and she has assumed the position of Associate Administrator, General Services Administration
                                      on April 15, 1996.

J. Patrick Rowland            59      Mr. Rowland has been a Class III director and Vice Chairman of the Board of Directors of the Company since 1989, and a director and Chairman of the Board of the Bank since 1991.
                                      Since January, 1995, he has been a business consultant with offices in Washington, D.C.  Prior to this, Mr. Rowland was director of government relations for the Borg-Warner
                                      Security Corporation from September of 1993 to December of
                                      1994.  For five years prior to that, he was the Chairman of
                                      Rowland & Sellery, Inc., a Washington, D.C., business
                                      consulting firm.

Fred J. Rubin                 35      Mr. Rubin joined the Bank as its Vice President of Credit
                                      Policy in July, 1996.  Prior to his employment by the Bank,
                                      Mr. Rubin was a National Bank Examiner with the Office of
                                      the Comptroller of the Currency.  Mr. Rubin has over
                                      thirteen years of banking experience in lending, credit and regulatory relations.

Richard Schwartz(2)           67      Mr. Schwartz has been a Class III director and Chairman of the Board of the Company, and director and Vice Chairman of the Bank, since 1991.  He is the founder, and for more than thirty years, President of Boat Owners Association of the
                                      United States ("BOAT/U.S.").  He is also the Chairman of
                                      the Board, CEO, and majority stockholder of Boat America
                                      Corporation, a service company.  Mr. Schwartz is an
                                      attorney and is admitted to the New York, Florida, and
                                      District of Columbia Bars, and the Supreme Court of the
                                      United States.

William C. Sellery, Jr.       49      Mr. Sellery has been a Class II director of the Company
                                      since 1989 and director of the Bank since 1991. He is
                                      President of Sellery Associates, Inc., a business consulting firm, since September, 1993. Prior to this, he was President of Rowland & Sellery,  Inc., from 1988 to 1993.

                                       8

----------------------
  (1)  Ms. Newburger is married to Mr. Schwartz.

  (2)  Mr. Schwartz is married to Ms. Newburger.



Name                          Age     Position Held and Principal Occupations
----                          ---     ---------------------------------------
Samuel E. Smith, Jr.          41      Mr. Smith joined the Bank in June, 1994 and is its Vice
                                      President of Retail Lending.  Mr. Smith previously was
                                      Assistant Vice President at Citizens Bank of Washington
                                      from 1991 to 1994.  From 1986 to 1991, Mr. Smith served as
                                      Assistant Vice President of Citizens Bank of Virginia.  Mr.
                                      Smith has over nineteen years of banking experience in
                                      lending, compliance, credit and branch administration.

Terrie G. Spiro               40      Ms. Spiro has been President/CEO and a Class III director
                                      of the Company since 1989, and President/CEO and director
                                      of the Bank since 1991.  Ms. Spiro has over seventeen years of commercial banking experience.

St. Clair J. Tweedie          59      Mr. Tweedie has been a Class II director of the Company and a director of the Bank since 1991. He is currently  a
                                      management consultant. Prior to this, he was the Director
                                      of Government Relations for American Cyanamid
                                      Company for more than the past five years.

Janet A. Valentine            45      Ms. Valentine has served as Principal Financial and
                                      Accounting Officer of the Company and as Senior Vice
                                      President and Chief Financial Officer of the Bank since
                                      February, 1996.  From 1991 to 1996, she was Vice President
                                      and Controller at Patriot National Bank of Virginia.
                                      Ms. Valentine has over nineteen years of experience in bank financial reporting, budgeting and management.

Stephen A. Wannall            49      Mr. Wannall was appointed to serve as a Class I director of the Company and a director of the Bank in December, 1995,
                                      and was subsequently elected at the 1996 Annual Meeting of
                                      Shareholders to be a Class I director.  He is the Managing
                                      Shareholder of Brown, Dakes & Wannall, P.C., an accounting firm located in Northern Virginia.  Mr. Wannall is a
                                      Certified Public Accountant and has over twenty five years of experience in public accounting.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company met ten times in 1996. The Board of Directors of the Bank met fifteen times during the year ended December 31, 1996. The Company's Board of Directors has no standing committees. All existing committees are of the Bank's Board of Directors. The Bank has no standing nominating committee.

         The Bank's Audit/Compliance Committee is composed of William C. Sellery, Jr., Chairman, St. Clair J. Tweedie and Stephen A. Wannall. The Audit/Compliance Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the

Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's response thereto. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors. The Audit Committee met three times in 1996.

         The Bank has a Personnel & Compensation Committee,  composed of Zachary
A. Kaye, Chairman, Beth W. Newburger, William C. Sellery, Jr., and Joel M. Birken. The Personnel & Compensation Committee is responsible for establishing the compensation plans for the Bank. Its duties include the development with management of all benefit plans for employees of the Bank, the formulation of bonus plans, incentive compensation packages, stock option plans, and medical and other benefit plans. The members of the Compensation Committee also currently function as the stock option committee of the Company for determining the grant of options and other stock purchase rights to employees of the Bank pursuant to the Stock Option Plan. This Committee met six times during the year ended December 31, 1996.

         All of the directors of the Company attended at least 75% of the meetings of the Board of Directors of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Currently, all operations of the Company are conducted at the Bank level and the Company does not have any employees who are compensated separately for their services to the Company. Executive officers of the Bank include the President/Chief Executive Officer, Vice President/Chief Financial Officer, Vice President/Chief Lending Officer, Vice President/Chief Credit Officer, Vice President/Consumer Lending and Vice President/Branch Administration. The executive officers are elected by the Board of Directors of the Bank for one year terms and serve until their successors are elected and qualified.

Summary of Cash and Certain Other Compensation

         The following table sets forth for the fiscal years ended December 31, 1994, 1995, and 1996, the cash compensation paid or accrued by the Company and the Bank, as well as certain other compensation paid or accrued for those years, for services in all capacities to the Chief Executive Officer of the Company and the Bank, Terrie G. Spiro, and the Vice President and Chief Lending Officer, George Assaf (the "Named Executive Officers"). One executive officer of the Company or the Bank, other than Ms. Spiro, earned total annual compensation, including salary and bonus, for the fiscal year ended December 31, 1996, in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                         Long Term
                                                                         Compensation
                                       Annual Compensation(1)(2)         Awards
                                       -------------------------         ------
                                                                         Securities
                                                                         Underlying            All Other
Name and Principal Position   Year     Salary($)        Bonus ($)        Options (1)           Compensation
---------------------------   ----     ---------        ---------        -----------           ------------
Terrie G. Spiro -             1996      $130,000         $25,000           9,400               $19,222(3)
President and Chief
Executive Officer
                              1995      $105,663         $40,000           3,000                18,609
                              1994      $102,731             -             6,000                14,383

N. George Assaf               1996      $ 65,502         $47,636             500                  -   (2)
- Vice President and
Chief Lending Officer
                              1995      $ 50,000         $18,564             500                  -
                              1994      $ 45,000         $ 8,037               -                  -

--------------------

(1) See "Option Grants," "Option Exercises and Year-End Values" and "Stock Option Plan" for disclosure regarding outstanding stock options.

(2) In accordance with SEC rules, perquisites constituting less than the lesser of $50,000 or 10% of total salary and bonuses are not reported.

(3) Comprises employer contributions of term life insurance premium of $296, disability insurance premium of $2,900, health insurance premium of $2,306, car lease payments of $6,316, fuel and parking allowance of $3,600, and club dues of $3,804.

Option Grants

         Options granted to the Named Executive Officers during 1996 are set forth in the following table. For disclosure regarding the terms of stock options, see "Stock Option Plan."

                                       Option Grants in Last Fiscal Year
                                               Individual Grants
                       -------------------------------------------------------------

                       Number of        Percent of                                      Potential Realizable
                         Shares        Total Options                                    Value at Assumed
                       Underlying       Granted to        Exercise                      Annual Rates of Stock
                         Options         Employees          Price         Expiration    Price Appreciation for
Name                   Granted (#)        in 1996       ($/share) (1)        Date       Option Term (2)
----                   -----------       ---------      -------------     ----------    ----------------
                                                                                          5%($)        10%($)
                                                                                          -----        ------
Terrie G. Spiro           3,400           27.4%           $ 8.50          Feb. 2006       $18,175     $ 46,059
Terrie G. Spiro           6,000           48.4%           $11.00          Oct. 2006       $41,507     $105,187
N. George Assaf             500            4.0%           $ 8.50          Feb. 2006       $ 2,673     $  6,773

------------------
(1) The exercise price of each option was the fair market value of the underlying Common Stock on the date of the grant, as determined by the Board of Directors of the Company,

(2) Future value of current-year grants assuming the indicated percentage rates per year over the applicable option term. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

Option Exercises and Year-End Values

         No stock options were exercised by the Named Executive Officers during 1996. There were no SARs outstanding during 1996. The following table sets forth certain information regarding unexercised options held by the Named Executive Officers as of December 31, 1996:

                                                  Aggregated Fiscal Year-End Option Values
                              ---------------------------------------------------------------------------------
                                     Number of Securities                          Value of Unexercised
                                    Underlying Unexercised                        In-the-Money Options at
                                Options at Fiscal Year-End (#)                    Fiscal Year-End ($)(1)
                                ------------------------------               ---------------------------
Name                          Exercisable           Unexercisable           Exercisable           Unexercisable
----                          -----------           -------------           -----------           -------------
Terrie G. Spiro                 9,000 (2)                 -                    $18,000                  N/A
Terrie G. Spiro                 3,400 (3)                 -                    $ 7,650                  N/A
Terrie G. Spiro                 6,000 (4)                 -                    $   0                    N/A
Terrie G. Spiro                 2,630 (5)                 -                    $ 4,274                  N/A
N. George Assaf                   500 (2)                 -                    $ 1,000                  N/A
N. George Assaf                   500 (3)                 -                    $ 1,125                  N/A

------------------
(1)      Value determined by Board of Directors of the Company.
(2)      The exercise price of these options is $8.75 per share.
(3)      The exercise price of these options is $8.50 per share.
(4)      The exercise price of these options is $11.00 per share.
(5)      The exercise price of these options is $9.125 per share.


Employment Contracts and Termination of Employment Agreements

         In February, 1990, Terrie G. Spiro and the Company executed an employment agreement. A first amendment to the employment agreement was signed in April, 1992 and a second amendment was signed on March 31, 1996. In October 1996, Ms. Spiro and the Company executed a new employment agreement. The following is a summary of the material terms of the employment agreement. The term of employment was deemed to have commenced January 1, 1996, and continues for a period of four years unless terminated. After completion of the initial four years, the agreement will automatically be extended for an additional year, and shall thereafter be extended on a year-to-year basis unless either party gives six months prior notice of intention to terminate. According to the terms of the employment agreement, Ms. Spiro received a base salary of $130,000 in 1996 (increased to $140,000 for 1997) and benefits including, but not limited to, individual contributory health insurance, term life insurance policy, the cost of annual dues to one country club and one dining club membership. Ms. Spiro's employment agreement entitles her to receive incentive stock options annually based upon certain performance objectives. The employment agreement also provides for incentive bonus compensation if, during each calendar year, the Bank meets certain performance objectives, including but not limited to: (i) asset quality; (ii) asset growth; and (iii) net income before taxes. In the event of a hostile takeover or a change in control of the Company or the Bank, the Company will pay to Ms. Spiro an amount equal to 2 times base salary and bonuses. The Company maintains a key-person insurance policy on the life of Ms. Spiro. Upon Ms. Spiro's death, proceeds of $500,000 under the policy are payable to the Company.

Stock Option Plan

         During 1992, the Board of Directors of the Company adopted, and the shareholders approved, the Tysons Financial Corporation Stock Option Plan (the "Plan"). The Plan provides that restricted stock and stock options may be granted for the purchase of up to 160,058 shares, subject to adjustment upon changes in capitalization. Options may be granted to employees or directors of the Company or the Bank or any subsidiary of the Company or the Bank and may be granted either as incentive stock options (which qualify for certain favorable tax consequences), or as nonqualified stock options. Options may not be transferred except by will, by the laws of descent and distribution, or by a qualified domestic relations order and during an optionee's lifetime may be exercised only by the optionee (or by his or her guardian or legal representative, should one be appointed).

         The Plan is administered by the Personnel & Compensation Committee. Insofar as discretionary options or shares of restricted stock are granted to persons who are subject to Section 16 of the Exchange Act, the committee will consist of at least two directors who within the preceding year have not received discretionary grants under the Plan. The committee determines the employees and directors who will receive options or restricted stock and, based on each such person's position and current and potential contribution to the Company or the Bank, the amount of restricted stock or the number of shares that will be covered by their options. The committee also determines the periods of time (not exceeding ten years from the date of grant in the case of an incentive stock option) during which options will be exercisable and determines whether termination of an optionee's employment under various circumstances would terminate options granted under the Plan to that person. In addition, the committee determines the restriction period and vesting conditions, the consequences of any termination of employment, and the other terms of any grant of restricted stock. The option price per share is an amount determined by the Board of Directors but will not be less than 100% of the fair market value per share on the date of grant for incentive stock options. The option is payable in full upon exercise. The Company and the Bank receive no consideration upon the granting of an option.

         The Board of Directors has the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under any outstanding option without the optionee's consent. Without shareholder approval, the Board of Directors may not adopt any amendment of the Plan that would (1) increase the total number of shares issuable pursuant to incentive stock options under the Plan or materially increase the total number of shares of Common Stock subject to options, (ii) change or modify the class of employees eligible to receive incentive stock options that may participate in the Plan or materially change or modify the class of persons that may participate, or (iii) otherwise materially increase the benefits accruing to participants thereunder.

Employee Stock Ownership Plan

         Effective January 1, 1993, the Company established the Tysons Financial Corporation Employee Stock Ownership Plan (the "ESOP") for all eligible employees. The ESOP covers all salaried employees of the Company or its subsidiaries, 21 years of age or older, who work a minimum of 1,000 hours per year and who have completed at least one year of service with the Company. Contributions are at the discretion of, and determined annually by, the Board of Directors based on the Company's performance. Contributions are not to exceed the maximum amount deductible under the applicable section of the Internal Revenue Code of 1986 (the "Code"). Contributions under the ESOP will be used to purchase Common Stock which is allocated to participants on the basis of the participant's compensation for the year compared to total compensation of all eligible employees. An employee's interest in the amount contributed becomes 20% vested after three years of service and increases incrementally to become 100% vested after seven years of service.

         During the second quarter of 1994, the ESOP purchased shares of the Company's Common Stock using $500,000 of funds borrowed from a director of the Company. The long-term borrowing of $500,000 requires quarterly principal payments of $12,500 and quarterly interest payments of prime plus 2% with a lump sum payment in June, 1998. As of December 31, 1996, the outstanding balance of the loan was $375,000.

Interests of Management and Directors in Certain Transactions

         Except as described in this Proxy Statement, there are no agreements in existence or anticipated between any organizer, director, or officer of the Bank or the Company relating to the premises, furnishings, equipment, fixtures, or any other property or service of the Bank or the Company. During 1996, certain directors and executive officers were indebted to the Bank. These transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1996, loans to directors and executive officers of the Company, and their affiliates, including loans guaranteed by such persons and unfunded commitments made, aggregated $1,370,073, or approximately 16.6% of stockholders' equity of the Company.

         In June 1994, the Company funded the ESOP with a loan provided by Richard Schwartz, a director of the Company, in the original principal amount of $500,000.00. The terms of the loan include quarterly principal payments of $12,500.00 and quarterly interest payments at prime plus 2% with a final payment on June 1, 1998. In management's opinion, the loan is at market terms. The outstanding balance on December 31, 1996, was $375,000.00.

         Joel M. Birken, a Director of the Company is a shareholder in the law firm of Rees, Broome & Diaz, P.C., which regularly acts as counsel to the Company and the Bank. During the fiscal years ending 1995 and 1996, Rees, Broome & Diaz, P.C. performed legal services for the Bank and was paid $99,490 and $112,156, respectively.

   APPROVAL AND RATIFICATION OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors of the Holding Company has appointed KPMG Peat Marwick LLP independent certified public accountants ("KPMG"), as independent certified public accountants for the Company for the fiscal year ending December 31, 1997. KPMG has served the Company as its independent certified public accountants since 1994. The firm is presently serving both the Company and the Bank as independent auditors. A representative of KPMG is expected to attend the Meeting and will be given the opportunity to make a statement on behalf of the firm if she desires to do so. A representative of KPMG is also expected to be available to respond to appropriate questions from shareholders.

         Although not required by the Company's Articles of Incorporation or Bylaws, the Board of Directors deems it to be in the best interests of the Company to submit to the shareholders a proposal to ratify the appointment of KPMG. If the appointment is not approved by a majority of the votes cast at the meeting on this proposal by the holders of the shares of Common Stock of the Company, the appointment of the independent auditors will be reconsidered by the Board of Directors.

         The Board of Directors recommends a vote FOR ratification of KPMG as independent certified public accountants for the fiscal year ending December 31, 1997.

                        VOTE REQUIRED TO APPROVE MATTERS

         Assuming the presence of a quorum, the affirmative vote of a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of Directors is required for the election of Directors. The ratification of the appointment of KPMG as independent certified public accountants of the Company requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on such ratification.

         Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting. Proxies marked with abstentions as to any proposal, and abstentions on any proposal by shareholders present at the meeting, will be treated as present and entitled to vote for purposes of determining the existence of a quorum and will have the practical effect of a negative vote as to that proposal. In the event of a broker non-vote (i.e., a proxy from brokers marked to indicate that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to the vote on a particular matter with respect to which the brokers or nominees do not have discretionary power to vote) with respect to any issue, the proxy will be counted as present for purposes of determining the existence of a quorum but will not be deemed as present and entitled to vote as to that issue for purposes of determining the total number of shares of which a majority is required for adoption.

                         SHAREHOLDER PROPOSALS FOR THE
                      1998 ANNUAL MEETING OF SHAREHOLDERS

         Shareholder proposals to be presented at the 1998 Annual Meeting of Shareholders must be received at the Company's executive offices at Suite 100, 8200 Greensboro Drive, McLean, Virginia 22102 by January 2, 1998, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules of the Securities and Exchange Commission in order to be included in the Company's proxy materials.

                                 OTHER MATTERS

         Management of the Company knows of no matters other than those stated above that are to be brought before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with his or her judgment.


                                          By Order of the Board of Directors.


                                          /s/ Terrie G. Spiro
                                          _____________________________________
                                          TERRIE G. SPIRO
                                          President and Chief Executive Officer


May 2, 1997

                          TYSONS FINANCIAL CORPORATION
            8200 Greensboro Drive, Suite 100, McLean, Virginia 22102

               This Proxy is Solicited by the Board of Directors

     The undersigned hereby appoints William C. Sellery, Jr. and Janet A. Valentine as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Tysons Financial Corporation held of record by the undersigned on April 30, 1997, at the Annual Meeting of shareholders to be held at the Ritz Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102 (703-506-4300) on Wednesday, June 11, 1997, or any adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

        (arrow) Please Detach and Mail in the Envelope Provided (arrow)

A [X] Please mark your
      votes as in this
      example.

                       FOR all nominees
                    listed at right (except         WITHHOLD AUTHORITY
                       as marked to the         all nominees to vote for all
                        contrary below)          nominees listed at right
1. Election of
   Directors (all           [ ]                              [ ]                   Nominees:   J. Patrick Rowland
   nominees are                                                                                Richard Schwartz
   nominated for                                                                               Terrie G. Spiro
   Class III):

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)


_____________________________________________________


                                                    FOR    AGAINST    ABSTAIN
2. Ratification and approval of the Company's       [ ]      [ ]        [ ]
   independent public accountants.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted
(i) FOR the election of all listed nominees, (ii) FOR the ratification and approval of the appointment of the Company's independent public accountants, and
(iii) at the discretion of the Proxies on any other matter that may properly come before the meeting.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.


                                                                         YES  NO
                           Please note if you are planning to attend    [ ]  [ ]

                                       Dated:_____________________________, 1997



____________________________________     _____________________________________
              Signature                             Please Print Name


____________________________________     _____________________________________
    Signature if held jointly                  Please Print Name


NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.